EXHIBIT 99.2

LIVE NATION ENTERTAINMENT ANNOUNCES PRICING OF CONVERTIBLE SENIOR NOTES OFFERING

LOS ANGELES (December 3, 2024) – Live Nation Entertainment, Inc. (NYSE: LYV) (the “company”) today announced that it priced its previously announced offering of $1.0 billion in aggregate principal amount of its 2.875% convertible senior notes due 2030 (the “Convertible Notes”). The Convertible Notes were priced at 100.000% of their principal amount. The company intends to use the net proceeds from the Convertible Notes offering (i) to finance the repurchase of a portion of its 2.00% convertible senior notes due 2025 (the “existing convertible notes”) in one or more separate and individually negotiated transactions with a limited number of current holders of the existing convertible notes, (ii) to repay outstanding amounts under the company’s existing revolving credit facility, (iii) to pay related fees and expenses and (iv) for general corporate purposes, which may include the repayment or repurchase of certain of its outstanding indebtedness.

The Convertible Notes will have an initial conversion rate of 5.2005 shares of the company’s common stock per $1,000 principal amount of the Convertible Notes (equivalent to an initial conversion price of approximately $192.29 per share of the company’s common stock). The initial conversion price represents a premium of approximately 40% to the $137.35 per share closing price of the company’s common stock on The New York Stock Exchange on December 3, 2024.

In connection with the Convertible Notes offering, the company granted the initial purchasers the right to purchase, for settlement within a 13-day period beginning on, and including, the date the Convertible Notes are first issued, up to an additional $100.0 million aggregate principal amount of Convertible Notes. If the initial purchasers exercise their option to purchase additional Convertible Notes, then the company intends to use the additional net proceeds from the sale of the additional Convertible Notes for general corporate purposes, which may include the repayment or repurchase of certain of the company’s outstanding indebtedness. The initial closing date of the Convertible Notes offering is expected to occur on December 6, 2024.

The Convertible Notes will accrue interest at a rate of 2.875% per annum, payable semi-annually in arrears on January 15 and July 15 of each year, beginning on July 15, 2025. The Convertible Notes will mature on January 15, 2030, unless repurchased, redeemed or converted in accordance with their terms prior to such date. Prior to the close of business on the business day immediately preceding October 15, 2029, the Convertible Notes will be convertible only upon satisfaction of certain conditions and during certain periods; thereafter, the Convertible

Notes will be convertible at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, holders of the Convertible Notes will receive shares of the company's common stock, cash or a combination thereof, at the company's election. Holders of the Convertible Notes will have the right to require the company to repurchase all or a portion of their Convertible Notes at 100% of their principal, plus any accrued and unpaid interest, upon the occurrence of certain corporate events constituting a "fundamental change" as defined in the indenture for the Convertible Notes. The company may not redeem the Convertible Notes prior to January 24, 2028. The company may redeem for cash all or any portion of the Convertible Notes, at its option, on a redemption date occurring on or after January 24, 2028 and before the 41st scheduled trading day before the maturity date, but only if (i) the Convertible Notes are “freely tradable” as of the date the company sends the related notice of redemption, and all accrued and unpaid additional interest, if any, has been paid in full as of the most recent interest payment date occurring on or before the date the company sends the related notice of redemption and (ii) the last reported sale price of the company’s common stock has been at least 130% of the conversion price then in effect for a specified period of time. The redemption price will equal 100% of the principal amount of the Convertible Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date.

On December 3, 2024, the company agreed to repurchase approximately $316.0 million in aggregate principal amount of the existing convertible notes from a limited number of holders in privately negotiated transactions for an aggregate purchase price of approximately $414.0 million. The company expects that holders of the existing convertible notes that sell their existing convertible notes to the company in any existing convertible notes repurchase transaction described above may enter into or unwind various derivatives with respect to the company’s common stock and/or purchase or sell shares of the company’s common stock (including entering into derivatives with one or more of the initial purchasers in the Convertible Notes offering or their respective affiliates) in the market to hedge their exposure in connection with these transactions. In particular, the company expects that many holders of the existing convertible notes employ a convertible arbitrage strategy with respect to the existing convertible notes and have a short position with respect to the company’s common stock that they would close, through purchases of the company’s common stock and/or the entry into or unwind of economically equivalent derivatives transactions with respect to the company’s common stock, in connection with the company’s repurchase of their existing convertible notes. The repurchase of the company’s existing convertible notes, and the potential related market activities by holders of the existing convertible notes participating in the existing convertible notes repurchases, could increase (or reduce the size of any decrease in) or decrease (or reduce the size of any increase in) the market price of the company’s common stock, which may affect the trading price of the Convertible Notes at that time and may have affected the initial conversion price of the Convertible Notes. The company cannot predict the magnitude of such market activity or the overall effect it will have on the price of the Convertible Notes or its common stock, or estimate the effect such market activity may have had on the initial conversion price of the Convertible Notes.

The Convertible Notes will be offered through a private placement and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. As a result, the Convertible Notes and any common stock issuable upon conversion of the Convertible Notes may not be offered or sold in the United States except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Accordingly, the Convertible Notes will be offered only to persons reasonably believed to be “qualified institutional buyers” under Rule 144A of the Securities Act. This news release is neither an offer to sell nor a solicitation of an offer to buy the Convertible Notes or any common stock issuable upon conversion of the Convertible Notes, nor shall there be any sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Forward-Looking Statements
This news release contains forward-looking statements, including statements related to the offerings and the expected use of the net proceeds, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, without limitation, risks related to whether the company will consummate the offering of the Convertible Notes on the expected terms, or at all, whether the company will consummate the existing convertible notes repurchase transactions described above on the expected terms, or at all, the effects of entering into the existing convertible notes repurchase transactions described above, market and other general economic conditions, and the fact that the company's management will have discretion in the use of the proceeds from the sale of the Convertible Notes. The company refers you to the documents it files with the Securities and Exchange Commission, specifically the section titled “Item 1A. Risk Factors” of its annual report on Form 10-K for the year ended December 31, 2023 and of its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, which contains and identifies important factors that could cause actual results to differ materially from those contained in the company’s projections or forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update any forward-looking statement, whether as a result of changes in underlying factors, new information, future events or otherwise.

About Live Nation Entertainment
Live Nation Entertainment (NYSE: LYV) is the world’s leading live entertainment company comprised of global market leaders: Ticketmaster, Live Nation Concerts, and Live Nation Sponsorship.

Contact:
Investors: IR@livenation.com
Media: Media@livenation.com